Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542
Investor Contact: Bel Investor Relations ir@belf.com	Company Contact: Lynn Hutkin Director of Financial Reporting lynn.hutkin@belf.com

Bel Reports Third Quarter 2021 Results

Strong performance across all segments with record backlog

JERSEY CITY, NJ, Friday, October 29, 2021 -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB), a designer, manufacturer and provider of products that power, protect and connect electronic circuits, today announced preliminary financial and operating results for the third quarter of 2021.

Third Quarter 2021 Highlights

•	Net sales increased 18.1% to $147.0 million from $124.5 million in last year's third quarter
•	Gross profit margin of 24.5% compared to 26.8% in Q3-20
•	GAAP net earnings of $5.7 million, or EPS of $0.44 per Class A share and $0.47 per Class B share, versus GAAP net earnings of $7.5 million in Q3-20, or EPS of $0.57 per Class A share and $0.61 per Class B share
•	All-time record backlog of $390 million at September 30, 2021 represents growth of over 100% from December 31, 2020; record quarterly bookings of $223 million, approximately 3x the order volume compared to Q3-20

Daniel Bernstein, President and CEO, said, “Our increased backlog has continued to translate into sales as evidenced by three consecutive quarters of year-over-year sales growth.  The sales growth in the third quarter was primarily driven by our Power Solutions and Magnetics segments across various end markets and product families, reinforcing our confidence in Bel's strategic diversification strategy. Our recent acquisitions of CUI, EOS and rms Connectors have continued to contribute substantially to our long-term growth.  CUI achieved year-over-year growth of 58% and Bel's original product line, fuses, had a record quarter with sales growth up over 50% from the third quarter of 2020.  Strong end markets this quarter included electric vehicles, commercial air, and industrial. With almost $750 million in orders received in the last 12 months, we remain impacted by material shortages and the worldwide logistics situation which we estimate impacted our net sales by approximately $10 million this quarter.  Margins continue to see pressure given the global increase in labor and materials costs; however, we continue to focus on internal initiatives to improve our margins.

“As we head into the fourth quarter planning and take a reflective look on 2021 thus far, we remain strategically focused on assessing all parts of the organization to drive long-term value for our stakeholders.   This includes a refresh of our growth and operating strategic plans, investing in our communities while minimizing our impact on the environment and continuing to promote disciplined capital allocation.  As a 70+ year organization that thrives on learning and continuous improvement, Bel welcomes and embraces this journey,” concluded Mr. Bernstein.

Non-GAAP financial measures included in this press release including those identified in the supplementary information included herewith, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, exclude the impact of acquisition-related costs, restructuring charges, gain on sale of property and deferred financing costs. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call at 11:00 a.m. ET today.  To participate in the conference call, investors should dial 866-248-8441, or 323-289-6576 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of 20 days at this same Internet address.  For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 1310155 after 2:00 p.m. ET, also for 20 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, military, aerospace, medical, transportation and broadcasting industries.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

Forward-Looking Statements

Non-historical information contained in this press release (including our statements regarding expectations concerning backlog and sales, our diversification strategy, expectations concerning our long-term growth and the impact of acquisitions, the anticipated impacts on our business and the estimated effects on our operating results of the ongoing material shortages and worldwide logistics situation, internal initiatives to improve margins, our expectations, plans and intentions for fourth quarter and beyond, and with respect to our strategic focuses, strategic plans, community investment, environmental impact, and capital allocation) are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Actual results could differ materially from Bel's projections. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers; the continuing viability of sectors that rely on our products; the impact of public health crises (such as the governmental, social and economic effects of COVID-19); the effects of business and economic conditions; difficulties associated with integrating previously acquired companies; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. trade and tariff policies; and the risk factors detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and from time to time in the Company's other SEC reports. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

Non-GAAP Financial Measures

The Non-GAAP measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our Non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.  We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods.  We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Net sales	$146,966	$124,492	$396,351	$349,642
Cost of sales(2)	110,992	91,183	301,234	259,286
Gross profit	35,974	33,309	95,117	90,356
As a % of net sales	24.5%	26.8%	24.0%	25.8%

Research and development costs	5,918	5,713	16,301	17,889
Selling, general and administrative expenses(2)	21,188	19,368	64,757	59,140
As a % of net sales	14.4%	15.6%	16.3%	16.9%
Restructuring charges	398	111	675	283
Gain on sale of property	(403)	-	(6,578)	-

Income from operations	8,873	8,117	19,962	13,044
As a % of net sales	6.0%	6.5%	5.0%	3.7%

Interest expense	(1,491)	(1,242)	(3,014)	(3,843)
Other income/expense, net(2)	(201)	(483)	458	(1,390)
Earnings before income taxes	7,181	6,392	17,406	7,811

Provision for (benefit from) income taxes	1,447	(1,083)	593	(1,433)
Effective tax rate	20.2%	-16.9%	3.4%	-18.3%
Net earnings	$5,734	$7,475	$16,813	$9,244
As a % of net sales	3.9%	6.0%	4.2%	2.6%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,145	2,145	2,145	2,145
Class B common shares - basic and diluted	10,269	10,223	10,237	10,176

Net earnings per common share:
Class A common shares - basic and diluted	$0.44	$0.57	$1.29	$0.70
Class B common shares - basic and diluted	$0.47	$0.61	$1.37	$0.76

(1) The supplementary information included in this press release for 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) During the fourth quarter of 2020, the Company changed its financial statement presentation related to gain/loss on its SERP investments. These gains/losses were previously included within cost of sales and selling, general and administrative expense. For the three and nine months ended September 30, 2020 presented above, a total of $0.7 million in gains and $0.2 million in gains, respectively, on SERP investments have been reclassified from cost of sales and selling, general and administrative expense and are now included within other income/expense, net.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$61,961	$84,939
Accounts receivable, net	86,031	71,372
Inventories	128,179	100,133
Other current assets	39,374	23,772
Total current assets	315,545	280,216
Property, plant and equipment, net	35,553	34,501
Right-of-use assets	11,314	14,217
Goodwill and other intangible assets, net	88,544	89,755
Other assets	36,627	35,177
Total assets	$487,583	$453,866

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$57,610	$39,774
Current portion of long-term debt	-	5,286
Operating lease liability, current	5,623	6,591
Other current liabilities	43,003	35,885
Total current liabilities	106,236	87,536
Long-term debt	112,500	110,294
Operating lease liability, long-term	5,944	8,064
Other liabilities	62,701	62,173
Total liabilities	287,381	268,067
Stockholders' equity	200,202	185,799
Total liabilities and stockholders' equity	$487,583	$453,866

(1) The supplementary information included in this press release for 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

GAAP net earnings	$5,734	$7,475	$16,813	$9,244
Interest expense	1,491	1,242	3,014	3,843
Provision for (benefit from) income taxes	1,447	(1,083)	593	(1,433)
Depreciation and amortization	4,036	4,089	12,514	12,322
EBITDA	$12,708	$11,723	$32,934	$23,976
% of net sales	8.6%	9.4%	8.3%	6.9%

Unusual or special items:
Gain on sale of property	(403)	-	(6,578)	-
Restructuring charges	398	111	675	283
Acquisition-related costs	-	-	483	186

Adjusted EBITDA	$12,703	$11,834	$27,514	$24,445
% of net sales	8.6%	9.5%	6.9%	7.0%

(1) The supplementary information included in this press release for 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands (except per share amounts), unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included in the condensed consolidated statements of operations.

	Three Months Ended September 30, 2021					Three Months Ended September 30, 2020
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Benefit from income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$7,181	$1,447	$5,734	$0.44	$0.47	$6,392	$(1,083)	$7,475	$0.57	$0.61
Gain on sale of property	(403)	-	(403)	(0.03)	(0.03)	-	-	-	-	-
Restructuring charges	398	79	319	0.02	0.03	111	21	90	0.01	0.01
Write-off of deferred financing costs	820	189	631	0.05	0.05	-	-	-	-	-
Non-GAAP measures	$7,996	$1,715	$6,281	$0.48	$0.51	$6,503	$(1,062)	$7,565	$0.58	$0.62

	Nine Months Ended September 30, 2021					Nine Months Ended September 30, 2020
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Benefit from income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$17,406	$593	$16,813	$1.29	$1.37	$7,811	$(1,433)	$9,244	$0.70	$0.76
Items included in SG&A expenses:
Acquisition-related costs	483	111	372	0.03	0.03	186	43	143	0.01	0.01
Gain on sale of property	(6,578)	-	(6,578)	(0.51)	(0.54)	-	-	-	-	-
Restructuring charges	675	119	556	0.04	0.05	283	62	221	0.02	0.02
Write-off of deferred financing costs	820	189	631	0.05	0.05	-	-	-	-	-
Non-GAAP measures	$12,806	$1,012	$11,794	$0.90	$0.96	$8,280	$(1,328)	$9,608	$0.73	$0.79

(1) The supplementary information included in this press release for 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.